UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2012

U.S. Silica Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35416	26-3718801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8490 Progress Drive, Suite 300, Frederick, MD		21701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 682-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 11, 2012, the board of directors (the “Board”) of U.S. Silica Holdings, Inc. (the “Company”) approved and authorized the repurchase of the Company’s common stock up to an aggregate of $25.0 million. The authorization remains open for a period of 18 months, ending on December 11, 2013.

The Company is authorized to repurchase from time to time shares of its outstanding common stock on the open market or in privately negotiated transactions. The timing and amount of stock repurchases will depend on a variety of factors, including the market conditions as well as corporate and regulatory considerations. The share repurchase program may be suspended, modified or discontinued at any time and the Company has no obligation to repurchase any amount of its common stock under the program. The company intends to make all repurchases in compliance with applicable regulatory guidelines and to administer the plan in accordance with applicable laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

99.1	U.S. Silica Holdings, Inc. press release dated June 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. Silica Holdings, Inc.

/S/ BRIAN SLOBODOW
Name:	Brian Slobodow
Title:	Chief Administrative Officer

Date: June 12, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of U.S. Silica Holdings, Inc. dated June 12, 2012